Exhibit 21

Gold Ribbon Bio Energy Holdings Inc.

SUBSIDIARIES OF THE REGISTRANT

Exhibit 21 to Form S-1

Gold Ribbon Bio Energy Co.

(formerly U.S. Bio Energy, Inc.)

Kansas corporation